UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2014 (September 29, 2014)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA 93033
(Address of Principal Executive Offices, Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2014, Alexander "Hap" Ellis III notified Clean Diesel Technologies, Inc. (the "Company") of his resignation as a member and chairman of the board of directors of the Company and a member of the audit and compensation and nominating committees of the board of directors of the Company, effective September 29, 2014. Mr. Ellis' decision was not the result of any disagreement with the Company on any matters related to the Company's operations, policies or practices.

Effective September 29, 2014, the board of directors of the Company appointed existing members Charles R. Engles, Ph.D., as chairman of the board, Bernard H. "Bud" Cherry as a member of the audit committee and Matthew Beale as a member of the compensation and nominating committee of the board of directors.

A copy of the press release relating to Mr. Ellis' departure and the appointment of Dr. Engles as chairman is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
99.1	Press release dated September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

September 30, 2014	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer